   As filed with the Securities and Exchange Commission on December 14, 2001
                                                          Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               -----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                               SAKS INCORPORATED
            (Exact name of Registrant as Specified in Its Charter)

        Tennessee                   5311                   63-0331040
     (State or Other          (Primary Standard         (I.R.S. Employer
      Jurisdiction        IndustrialClassification     Identification No.)
   ofIncorporation or           Code Number)
      Organization)

                             750 Lakeshore Parkway
                           Birmingham, Alabama 35211
                           Telephone: (205) 940-4000
                           Facsimile: (205) 940-4468
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               Charles J. Hansen
               Senior Vice President and Deputy General Counsel
                               Saks Incorporated
                             750 Lakeshore Parkway
                           Birmingham, Alabama 35211
                           Telephone: (205) 940-4000
                           Facsimile: (205) 940-4468
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                With copies to:
                               Mark F. McElreath
                                Ashley E. Hufft
                               Alston & Bird LLP
                                90 Park Avenue
                           New York, New York 10016
                           Telephone: (212) 210-9400
                           Facsimile: (212) 210-9444

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

                        TABLE OF ADDITIONAL REGISTRANTS

   The following subsidiaries of Saks Incorporated are guarantors of the registered notes and are co-registrants:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                 Primary Standard
                                                                 I.R.S.Employer     Industrial
                                       State of Incorporation or Identification Classification Code
    Name of Additional Registrant            Organization            Number           Number
----------------------------------------------------------------------------------------------------
Carson Pirie Holdings, Inc............         Delaware            63-1210093          5311
----------------------------------------------------------------------------------------------------
Herberger's Department Stores, LLC....         Minnesota           63-1215837          5311
----------------------------------------------------------------------------------------------------
Jackson Leasing, LLC..................        Mississippi          63-1265323          5311
----------------------------------------------------------------------------------------------------
McRae's of Alabama, Inc...............          Alabama            63-0165960          5311
----------------------------------------------------------------------------------------------------
McRae's Stores Partnership............        Mississippi          72-1360263          5311
----------------------------------------------------------------------------------------------------
McRae's Stores Services, Inc..........         Illinois            63-1215268          5311
----------------------------------------------------------------------------------------------------
McRae's Inc...........................        Mississippi          64-0202140          5311
----------------------------------------------------------------------------------------------------
McRIL, LLC............................         Virginia            63-1265548          5311
----------------------------------------------------------------------------------------------------
New York City Saks, LLC...............         New York            63-1242260          5311
----------------------------------------------------------------------------------------------------
Parisian, Inc.........................          Alabama            63-0680839          5311
----------------------------------------------------------------------------------------------------
PMIN General Partnership..............         Virginia            63-1266425          5311
----------------------------------------------------------------------------------------------------
Saks & Company........................         New York            13-1256625          5311
----------------------------------------------------------------------------------------------------
Saks Direct, Inc......................         New York            13-2733441          5311
----------------------------------------------------------------------------------------------------
Saks Distribution Centers, Inc........         Illinois            63-1215855          5311
----------------------------------------------------------------------------------------------------
Saks Fifth Avenue Distribution Company         Delaware            13-3909991          5311
----------------------------------------------------------------------------------------------------
Saks Fifth Avenue of Texas, Inc.......         Delaware            13-2781671          5311
----------------------------------------------------------------------------------------------------
Saks Fifth Avenue Texas, L.P..........         Delaware            63-1240768          5311
----------------------------------------------------------------------------------------------------
Saks Fifth Avenue, Inc................       Massachusetts         04-2226632          5311
----------------------------------------------------------------------------------------------------
saksfifthavenue.com, inc..............         Delaware            63-1249273          5311
----------------------------------------------------------------------------------------------------
Saks Holdings, Inc....................         Delaware            51-1685667          5311
----------------------------------------------------------------------------------------------------
Saks Shipping Company, Inc............         Illinois            63-1222427          5311
----------------------------------------------------------------------------------------------------
Saks Wholesalers, Inc.................          Alabama            63-1228565          5311
----------------------------------------------------------------------------------------------------
SCCA Store Holdings, Inc..............         Delaware            63-1265331          5311
----------------------------------------------------------------------------------------------------
SCCA, LLC.............................         Virginia            63-1267381          5311
----------------------------------------------------------------------------------------------------
SCIL, LLC.............................         Virginia            63-1265481          5311
----------------------------------------------------------------------------------------------------
SFAILA, LLC...........................         Virginia            63-1264900          5311
----------------------------------------------------------------------------------------------------
Tex SFA, Inc..........................         New York            13-3593607          5311
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             c/o Saks Incorporated
                             750 Lakeshore Parkway
                           Birmingham, Alabama 35211
                           Telephone: (205) 940-4000
                           Facsimile: (205) 940-4468
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of Each of the Co-Registrant's Principal Executive Offices)

                               Charles J. Hansen
               Senior Vice President and Deputy General Counsel
                               Saks Incorporated
                             750 Lakeshore Parkway
                           Birmingham, Alabama 35211
                           Telephone: (205) 940-4000
                           Facsimile: (205) 940-4468
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Agent for Service for Each Co-Registrant)

                                With copies to:
                               Mark F. McElreath
                                Ashley E. Hufft
                               Alston & Bird LLP
                                90 Park Avenue
                           New York, New York 10016
                           Telephone: (212) 210-9400
                           Facsimile: (212) 210-9444

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                          Proposed Maximum   Proposed Maximum   Amount of
  Title of Each Class of    Amount to be Offering Price per Aggregate Offering Registration
Securities to be Registered  Registered       Note(1)             Price           Fee(2)
--------------------------------------------------------------------------------------------
   9 7/8% Notes due 2011... $141,557,000        100%           $141,557,000      $33,832
--------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f), based upon the book value of such securities.
(2) The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED DECEMBER 14, 2001
PROSPECTUS

                               Saks Incorporated

                     Offer to Exchange $141,557,000 of Its
                            9 7/8% Notes Due 2011,
                     Registered under the Securities Act,
               for $141,557,000 of Its Outstanding Unregistered
                             9 7/8% Notes Due 2011

                 This exchange offer will expire at 5:00 p.m.,
              New York City time, on    , 2002, unless extended.

 . We are offering to exchange $141,557,000 aggregate principal amount of registered 9 7/8% notes due October 1, 2011, registered under the Securities Act of 1933, for $141,557,000 aggregate principal amount of outstanding unregistered 9 7/8% notes due October 1, 2011.

 . The terms of the registered notes will be substantially identical to the outstanding unregistered 9 7/8% notes that we issued on October 4, 2001, except that the registered notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The outstanding unregistered 9 7/8% notes were issued without compliance with the registration requirements of the Securities Act of 1933 in reliance upon an available exemption.

 . We will pay interest on the registered notes on each April 1 and October 1, beginning April 1, 2002.

 . The registered notes will be fully and unconditionally guaranteed by all of our existing and future subsidiaries that are or become guarantors of our credit facility.

 . Subject to the terms of this exchange offer, we will exchange the registered notes for all outstanding 9 7/8% notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer.

 . The exchange of outstanding 9 7/8% notes for registered notes pursuant to this exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

 .  We will not receive any proceeds from this exchange offer.

    Investing in the registered notes involves risks. You should consider carefully the risk factors beginning on page 10 of this prospectus before tendering your outstanding 9 7/8% notes in this exchange offer.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the registered notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   Each broker-dealer that receives registered notes for its own account in exchange for outstanding 9 7/8% notes, where those outstanding 9 7/8% notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See "Plan of Distribution" in this prospectus.

                   The date of this prospectus is    , 2001

                               TABLE OF CONTENTS

Important Information About This Prospectus...........................................  ii

Where You Can Find More Information...................................................  ii

Cautionary Statement Regarding Forward-Looking Statements............................. iii

Prospectus Summary....................................................................   1
Saks Incorporated.....................................................................   6

Selected Financial Data...............................................................   8

Risk Factors..........................................................................  10

Use Of Proceeds.......................................................................  12

Consolidated Ratio Of Earnings to Combined Fixed Charges and Preferred Stock Dividends  12

This Exchange Offer...................................................................  13

Description Of The Registered Notes...................................................  21

Certain U.S. Federal Income Tax Considerations........................................  35

Plan of Distribution..................................................................  40

Legal Matters.........................................................................  40

Experts...............................................................................  40


                  IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

   You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the registered notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospectus may have changed since that date.

   This exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of outstanding 9 7/8% notes in any jurisdiction in which this exchange offer or the acceptance of this exchange offer would violate the securities or blue sky laws of that jurisdiction.

   Unless the context otherwise requires, as used in this prospectus:

    . the terms "Saks," "our," or "we" refer to the combined entities of Saks Incorporated and its subsidiaries, including those subsidiaries of Saks that are guarantors of the notes;

    . the term "outstanding 9 7/8% notes" refers to the 9 7/8% notes due 2011 that we issued on October 4, 2001;

    . the term "registered notes" refers to the 9 7/8% notes due 2011 that we registered under the Securities Act and that we are offering in exchange for the outstanding 9 7/8% notes; and

    . the term "notes" refers to the outstanding 9 7/8% notes and the registered notes, collectively.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC's EDGAR website at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC's public reference rooms at the following addresses:

  450 Fifth Street, N.W.      Woolworth Building          Citicorp Center
         Room 1024               233 Broadway         500 West Madison Street
  Washington, D.C. 20549   New York, New York 10279         Suite 1400
                                                      Chicago, Illinois 60661

   You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

   We are incorporating by reference the following documents that we have previously filed with the SEC:

    . Our annual report on Form 10-K for the fiscal year ended February 3, 2001;

    . Our quarterly reports on Form 10-Q for the quarters ended May 5, 2001, August 4, 2001 and November 3, 2001; and

    . Our current reports on Form 8-K filed on August 27, 2001, August 30, 2001, September 28, 2001, October 11, 2001 and November 21, 2001.

   We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. In no event, however, will any of the information that we disclose under Item 9 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise included in, this prospectus. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

                               Saks Incorporated
                             750 Lakeshore Parkway
                           Birmingham, Alabama 35211
                           Telephone: (205) 940-4000
                           Facsimile: (205) 940-4468
                         Attention: Charles J. Hansen

   If you would like to request documents, please do so by no later than    ,
2002 in order to receive the documents before this exchange offer expires on , 2002.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements in this prospectus, including the information incorporated into this prospectus by reference to other documents, may constitute "forward-looking statements" for purposes of the Securities Act and the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. When used in this prospectus or in documents incorporated by reference in this prospectus, the words "believe," "anticipate," "estimate," "project," "intend," "expect," "may," "will," "plan," "should," "would," "contemplate," "possible," "attempt," "seek" and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

    . general economic and business conditions, both nationally and in those trade areas in which we operate;

    . changes in merchandise mixes, site selection and related traffic and demographic patterns;

    .  prospects for the retail industry;

    .  the level of consumer spending for apparel and other consumer goods;

    .  the level of consumer confidence;

    .  levels of consumer debt and bankruptcies;

    .  changes in interest rates;

    .  changes in our customers' buying, credit usage, and payment behaviors;

    . the effects of weather conditions on seasonal sales in the trade areas we serve;

    . competition among department and specialty stores and other retailers, including luxury goods retailers, general merchandise stores, mail order retailers and off-price and discount stores;

    .  the competitive pricing environment among retailers;

    . the effectiveness of our planned advertising, marketing and promotional campaigns;

    . our ability to determine or cause and implement appropriate merchandising strategies, merchandise flow and inventory turnover levels;

    . our ability to respond quickly to changes in fashions trends and consumer preferences;

    .  adequate and stable sources of merchandise;

    . our ability to effectively integrate our Saks Direct business into our core Saks Fifth Avenue business and favorable customer response to the integration;

    .  favorable customer response to changes in our customer-service formats;

    . favorable customer response to our proprietary credit card loyalty programs;

    .  effective expense control;

    . effective operation of the credit card business of National Bank of the Great Lakes, our wholly owned credit card bank;

    . realization of planned synergies and cost savings in our existing operations and in future acquisitions;

    .  our ability to integrate acquired businesses;

    .  changes in our business strategy or development plans;

    .  our loss of key personnel;

    . the availability of capital to fund capital expenditures to enhance our stores and the expansion of our business;

    . the effect on the retail department store industry, and the economy generally, of the terrorist attacks of September 11, 2001, subsequent terrorist attacks and activities and the response by the United States to any such events; and

    . other factors referenced in this prospectus, as well as the information incorporated herein by reference. In particular, see Exhibit 99.1 to our Form 10-K for the fiscal year ended February 3, 2001 filed with the SEC, which is incorporated by reference in this prospectus and which may be accessed via EDGAR through the Internet at www.sec.gov.

   We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

   All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                              PROSPECTUS SUMMARY

   This brief summary highlights selected information from this prospectus. It may not contain all the information that is important to you. For a more complete understanding of this exchange offer, our company, and the registered notes, we encourage you to read this entire prospectus carefully, including the risk factors and financial statements.

                              This Exchange Offer

Background..................  On October 4, 2001, we issued $141,557,000 of our outstanding 9 7/8% notes due 2011 in a private offering. In connection with this private offering, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the outstanding 9 7/8% notes.

General.....................  We are offering to exchange $1,000 principal amount of our registered notes due October 1, 2011, for each $1,000 principal amount of our outstanding 9 7/8% notes due October 1, 2011. Currently, there is $141,557,000 in principal amount of outstanding 9 7/8% notes.

                              The terms of the registered notes are identical in all material respects to the terms of the outstanding 9 7/8% notes, except that the registered notes are registered under the Securities Act and are not subject to transfer restrictions or registration rights.

                              Outstanding 9 7/8% notes may be exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Registered notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

                              Subject to the terms of this exchange offer, we will exchange registered notes for all of the outstanding 9 7/8% notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer. The registered notes will be issued in exchange for corresponding outstanding 9 7/8% notes in this exchange offer, if consummated, on the fifth business day following the expiration date of this exchange offer or as soon as practicable after that date.

Expiration Date.............  This exchange offer will expire at 5:00 p.m., New
                              York City time, on , 2002, unless we extend it. We do not currently intend to extend the expiration date.

Withdrawal of Tenders.......  You may withdraw the surrender of your outstanding 9 7/8% notes at any time prior to the expiration date.

Taxation....................  The exchange of outstanding 9 7/8% notes for registered notes in this exchange offer will not be a taxable event for U.S. federal income tax purposes.

Conditions to this Exchange
  Offer.....................  This exchange offer is subject to customary conditions, which we may assert or waive. See "This Exchange Offer--Conditions to this Exchange Offer; Waivers."

Procedures for Tendering....  If you wish to accept this exchange offer and your outstanding 9 7/8% notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender your outstanding 9 7/8% notes on your behalf pursuant to the procedures of the custodial entity. If your outstanding 9 7/8% notes are registered in your name, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding 9 7/8% notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

                              Custodial entities that are participants in The Depository Trust Company, or DTC, must tender outstanding 9 7/8% notes through DTC's Automated Tender Offer Program, or ATOP, which enables a custodial entity, and the beneficial owner on whose behalf the custodial entity is acting, to electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

                              By tendering your outstanding 9 7/8% notes in either of these manners, you will represent and agree with us that:

                               . you are acquiring the registered notes in the ordinary course of your business for investment purposes;

                               . you are not engaged in, and do not intend to engage in, the distribution of the registered notes (within the meaning of the Securities
                                  Act);

                               . you have no arrangement or understanding with anyone to participate in a distribution of the registered notes; and

                               . you are not an affiliate of Saks within the meaning of Rule 405 under the Securities Act.

                              See "This Exchange Offer--Effect of Surrendering Outstanding 9 7/8% Notes."

                              If you are a broker-dealer that will receive registered notes for your own account in exchange for outstanding 9 7/8% notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of these registered notes.

Resale of Registered Notes..  We believe that you can resell and transfer your registered notes without registering them under the Securities Act and delivering a prospectus, if you can make the representations that appear under "This Exchange Offer--Effect of Surrendering Outstanding 9 7/8% Notes." Our belief is based on interpretations expressed in some of the SEC's no-action letters to other issuers in exchange offers like ours.

                              We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the necessary representations, and you transfer any registered note issued to you in this exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from these requirements, then you could incur liability under the Securities Act. We are not indemnifying you for any liability that you may incur under the Securities Act. A broker-dealer can only resell or transfer registered notes if it delivers a prospectus in connection with the resale or transfer.
Consequences of Failure to
  Exchange..................  For a description of the consequences of a failure to exchange the outstanding 9 7/8% notes, see "Risk Factors."
Exchange Agent..............  Bank One Trust Company, National Association, is
                              the exchange agent for this exchange offer. The address and telephone number of the exchange agent are on page 20 of this prospectus.

                             The Registered Notes

Issuer......................  Saks Incorporated

Maturity Date of the
  Registered Notes..........  October 1, 2011

Interest....................  9 7/8%

                              Interest will be payable semi-annually on each April 1 and October 1, commencing April 1, 2002.

Guarantees..................  The registered notes will be fully and unconditionally guaranteed by all of our subsidiaries that are guarantors of our credit facility. These guarantors include the following subsidiaries: Parisian, Inc., McRae's, Inc., McRae's Stores Partnership, McRae's Of Alabama, Inc., New York City Saks, LLC, Saks Holdings, Inc., Saks & Company, Saks Fifth Avenue, Inc., Saks Fifth Avenue Of Texas, Inc., Saks Fifth Avenue Texas, L.P., Saks Direct, Inc., saksfifthavenue.com, inc., Saks Fifth Avenue Distribution Company, Herberger's Department Stores, LLC, Carson Pirie Holdings, Inc., Saks Distribution Centers, Inc., Saks Shipping Company, Inc., McRae's Stores Services, Inc., Jackson Leasing, LLC, McRIL, LLC, SCCA, LLC, SCIL, LLC, SFAILA, LLC, SCCA Store Holdings, Inc., Tex SFA, Inc., Saks Wholesalers, Inc. and PMIN General Partnership. In addition, if our other subsidiaries become guarantors under our credit facility, those subsidiaries will also become guarantors of the registered notes.

Ranking.....................  The registered notes and the guarantees will be general, unsecured obligations. The registered notes and the guarantees will rank equally in right of payment with all of our and the guarantors' other unsecured and unsubordinated obligations. The registered notes and the guarantees will effectively rank junior to any of our and the guarantors' secured indebtedness to the extent of our and their assets that secure secured indebtedness. The registered notes will also be effectively subordinated to all obligations of our subsidiaries that are not guarantors. See "Risk Factors--Some of Our Other Debt Ranks Ahead of the Registered Notes in Right of Repayment," "Description of the Registered Notes--General" and "--Guarantees."

Restrictive Covenants.......  The indenture governing the registered notes will contain covenants that will, among other things, limit our ability to:

                               . engage, or permit our domestic subsidiaries to engage, in specified sale-leaseback transactions; and

                               .  enter into specified mergers or
                                  consolidations or dispose of stock or
                                  specified assets.

Use of Proceeds.............  We will not receive any proceeds from this exchange offer.

Events of Default...........  For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the registered notes, see "Description of the Registered Notes--Events of Default."

Form and Denomination.......  The registered notes will be issued only in the form of one or more global notes. Each global note will be deposited with DTC, in each case for credit to the account of a direct or indirect participant of DTC. Investors in the global notes who are participants in DTC may hold their interests in the global notes directly through DTC. Investors in the global notes who are not participants in DTC may hold their interests indirectly through organizations that are participants in DTC. Interests in the global notes will be shown on, and transfers of those interests will be effected only through, records maintained by DTC and its participants, including Euroclear and Clearstream. See "Description of the Registered Notes--Book-Entry, Delivery and Form."

                              Except as set forth under "Description of the Registered Notes--Exchange of Global Notes for Certificated Notes," participants and indirect participants will not be entitled to receive physical delivery of definitive registered notes or to have registered notes issued and registered in their names and will not be considered the owners or holders of the registered notes under the indenture.

                              Interests in the global notes and the definitive registered notes, if any, will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Governing Law...............  The registered notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Transfer Agent, and
  Book-Entry Depository.....  Bank One Trust Company, National Association

Paying Agent................  Bank One Trust Company, National Association

                                 Risk Factors

   You should read the section entitled "Risk Factors," beginning on page 10 of this prospectus, as well as the other cautionary statements throughout this prospectus, to ensure you understand the risks associated with tendering your outstanding 9 7/8% notes in this exchange offer and receiving registered notes.

                               SAKS INCORPORATED

   We are a leading operator of branded department stores in the United States and currently operate more than 350 luxury, specialty, traditional and off-price department stores in 39 states. We also operate related direct-to-consumer and e-commerce businesses. By operating different retail formats, we intend to benefit from and appeal to a geographically and demographically diverse group of existing and prospective customers.

   Our retail businesses are organized into two main business segments, the Saks Department Store Group, which operates our traditional department stores, and Saks Fifth Avenue Enterprises, which operates Saks Fifth Avenue full-line luxury department stores, Off 5/th/ fashion outlet stores, and the Saks Direct direct-to-consumer and e-commerce businesses. We also provide common support services, such as distribution, information technology and credit administration, to Saks Department Store Group and Saks Fifth Avenue Enterprises.

Saks Department Store Group

   Our department store group operates more than 240 department stores in 24 states throughout the Southeastern, Midwestern and Great Plains regions of the United States. We operate under eight store names, many of which have been in existence for over 100 years: Younkers, Herberger's, Parisian, Carson Pirie Scott, McRae's, Proffitt's, Bergner's and Boston Store.

   Our department stores are typically leading specialty and department stores in their communities, with most stores located in premier locations in the areas they serve. We compete with other retailers based on, among other factors, levels of service, quality of real estate locations and desirability of merchandise. Our department stores offer a wide selection of upper-moderate to better branded fashion and private brand apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. Our department stores also offer furniture in select locations.

   We believe that by positioning our department stores in diverse geographic locations and by utilizing different store formats and store names, we are able to appeal to a broader group of potential customers. In smaller communities, our department stores cater to middle- and upper-income customers with a selection of name-brand merchandise that is frequently not otherwise available in that area. In larger metropolitan areas, we compete by operating several stores, sometimes with different formats, in prime locations.

Saks Fifth Avenue Enterprises

   Saks Fifth Avenue Enterprises operates Saks Fifth Avenue full-line luxury department stores, Off 5/th/, our off-price business, and direct-to-consumer catalog and e-commerce businesses. Our strategy is to sell luxury and designer merchandise through multiple distribution channels that each take advantage of the highly recognizable Saks Fifth Avenue brand name. As part of this strategy, our Off 5/th/ off-price business targets more value conscious customers, while enabling us to more cost-effectively liquidate markdown inventory from our Saks Fifth Avenue full-line stores. Saks Fifth Avenue Enterprises operates more than 110 locations in 27 states.

    . Our Saks Fifth Avenue full-line stores are free-standing and mall-based stores located in exclusive shopping destinations or anchor stores in upscale regional malls, and offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. We believe that because of the highly recognizable Saks Fifth Avenue brand and its premier locations, our Saks Fifth Avenue stores serve as destinations that draw customers from a wide geographic area surrounding each store, as well as from outside the U.S.

    . Off 5/th/ is a retailer of off-price upscale merchandise, targeting the more value-conscious customer. Off 5/th/ stores are located in upscale mixed-use and off-price centers in 23 states and offer apparel, shoes, accessories, and decorative home furnishings at prices below those charged by full-line department stores. The merchandise offering includes branded and private brand merchandise that is being liquidated from our Saks Fifth Avenue stores. We also purchase brand name merchandise directly from vendors for sale in our Off 5/th/ Stores in order to provide consistent, well-rounded merchandise assortments.

    . Saks Direct is comprised of our direct-to-consumer and e-commerce businesses. We are integrating the merchandising, marketing, inventory management and sales support functions of these businesses with that of our full-line Saks Fifth Avenue stores.

                               -----------------

   Our principal executive offices are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211. Our telephone number is (205) 940-4000.

                            SELECTED FINANCIAL DATA

                            (Dollars in Thousands)

   The following table sets forth selected financial data as of and for the five fiscal years ended February 3, 2001, and summary unaudited financial data as of and for the thirty-nine weeks ended November 3, 2001 and October 28, 2000.

                                             Thirty-Nine Weeks
                                                   Ended                             Fiscal Year Ended (a)
                                          ----------------------  ----------------------------------------------------------
                                          November 3, October 28, February 3, January 29, January 30, January 31, February 1,
                                             2001        2000       2001(g)      2000        1999        1998        1997
                                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net Sales................................ $4,158,609  $4,457,783  $6,581,236  $6,434,167  $5,963,813  $5,515,675  $4,726,766
Cost of sales............................  2,691,393   2,845,042   4,211,707   4,028,779   3,794,340   3,481,831   3,006,287
Selling, general and administrative
 expense.................................  1,027,077   1,030,080   1,433,357   1,359,386   1,332,275   1,203,909   1,059,750
Depreciation and amortization............    162,157     154,802     214,099     178,775     155,361     136,119     123,533
Property and equipment rentals...........    148,380     142,882     196,813     187,829     181,966     157,018     114,714
Taxes other than income taxes............    118,662     122,789     163,745     155,724     150,839     134,121     117,355
Store pre-opening costs..................      5,170       5,698       6,196      13,342      10,567      17,018      11,645
Merger and integration charges(b)........      1,539      20,559      19,886      35,660     111,307      36,524      16,929
Year 2000 expense(c).....................         --          --          --       5,917      10,437       6,590          --
(Gains) losses from long-lived assets....     18,604       1,244      73,572      12,547      61,785        (134)      1,406
ESOP expenses(d).........................         --          --          --          --          --       9,513       3,910
                                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income (loss)..................    (14,373)    134,687     261,861     456,208     154,936     333,166     271,237
Interest expense.........................    (99,354)   (109,234)   (149,995)   (138,968)   (110,971)   (113,685)   (114,881)
Other income (expense), net..............        746         152       3,733         140      22,201       2,330     (11,780)
                                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) before provision for
 income taxes and extraordinary items....   (112,981)     25,605     115,599     317,380      66,166     221,811     144,576
Provision (benefit) for income taxes(e)..    (42,898)      5,686      40,383     118,476      41,181    (194,426)     50,998
                                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) before extraordinary
 items...................................    (70,083)     19,919      75,216     198,904      24,985     416,237      93,578
Extraordinary gain (loss) on debt, net of
 tax(f)..................................     16,439          --          --      (9,261)    (25,881)    (11,323)    (12,746)
                                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income (loss)........................ $  (53,644) $   19,919  $   75,216  $  189,643  $     (896) $  404,914  $   80,832
                                          ==========  ==========  ==========  ==========  ==========  ==========  ==========
Consolidated Balance Sheet Data
Working Capital.......................... $1,131,520  $1,080,388  $1,085,956  $1,110,796  $  887,875  $1,096,359  $  951,752
Total assets............................. $5,050,311  $5,466,316  $5,050,611  $5,098,952  $5,188,981  $4,270,253  $3,630,276
Long-term debt, less current portion..... $1,642,707  $1,948,234  $1,801,657  $1,966,802  $2,114,647  $1,380,770  $1,365,242
Shareholders' equity..................... $2,245,071  $2,222,118  $2,293,829  $2,208,343  $2,007,575  $1,944,529  $1,397,934

--------
(a) Effective September 17, 1998, January 31, 1998, February 1, 1997, and February 3, 1996, Saks Holdings, Inc. ("Saks Holdings"), Carson Pirie Scott & Co. ("CPS"), G.R. Herberger's, Inc. ("Herberger's") and Younkers, Inc. ("Younkers"), respectively, were acquired by Saks Incorporated. We accounted for these acquisitions under the pooling-of-interests method of accounting. Accordingly, our financial statements were restated for all periods to include the results of operations and financial position of Saks Holdings, CPS, Herberger's and Younkers. We completed the purchase of 14 Dillard's stores on October 2, 1998 and one Dillard's store on December 1, 1998, which we accounted for under the purchase method of accounting. As a consequence, our financial statements include the results of operations for these stores from the dates of purchase.
(b) During the period ended November 3, 2001, we incurred integration charges associated with our southern distribution center consolidation. In fiscal 2000, we incurred integration charges associated with the consolidation of the Herberger's home office into CPS' home office and the McRae's home office into the Proffitt's home office. We also incurred costs in connection with our southern distribution center consolidation. In fiscal 1996 through fiscal 1999 in connection with the acquisitions of the Dillard's stores, Saks Holdings, CPS, Parisian, and Herberger's, we incurred merger and integration charges, including (i) transaction costs,
    (ii) costs associated with severance and related benefits and abandonment and elimination of duplicate administrative office space, property, data processing equipment and software, (iii) integration costs and (iv) other costs.
(c) During fiscal 1997, we undertook the assessment of the effect of the Year 2000 Problem on us and began the necessary systems modifications resulting in expenses of $5.9 million, $10.4 million and $6.6 million in fiscal 1999, 1998 and 1997, respectively.
(d) In December 1997, we terminated the Herberger's Employee Stock Ownership
    Plan.

(e) We recorded an income tax benefit of $294.8 million in the fourth quarter of fiscal 1997, relating to the reduction in the Saks Holdings valuation allowance associated with certain deferred tax assets .
(f) During the period ended November 3, 2001, we repurchased $440.0 million of debt at a discount resulting in a gain on extinguishment of debt of $16.4 million. During fiscal 1999, we completed various balance sheet restructuring transactions that resulted in debt extinguishment charges of $9.3 million. During fiscal 1998 and as a result of the Saks Holdings acquisition, we completed various balance sheet restructuring transactions that resulted in debt extinguishment charges of $25.9 million. These transactions included the restructuring of our revolving credit facilities, the repurchase of our 8 1/8% Senior Notes and the prepayment of real estate secured notes. During fiscal 1997, we modified our capital structure, including retiring approximately $114 million of 9 7/8% Parisian Senior Subordinated Notes due 2003, prepaying approximately $15 million of 11% Junior Subordinated Notes, prepaying certain mortgages and replacing our existing revolving credit and working capital facilities with new revolving credit facility. As a result of this early extinguishment of debt, certain deferred costs and premiums associated with the debt facilities, such as loan orgination costs, were written off resulting in a loss of $11.3 million. In fiscal 1996, we recognized $12.7 million of extraordinary charges associated with the prepayment of term borrowings under the Saks Holdings credit facility, the repayment of outstanding balances on the revolving credit portion of the Saks Holdings credit facility and the prepayment of certain mortgages.
(g) Fiscal year 2000 contained 53 weeks ended on February 3, 2001. Fiscal years 1999, 1998, 1997 and 1996 contained 52 weeks.

                                 RISK FACTORS

   Before you tender your outstanding 9 7/8% notes, you should be aware that there are various risks involved in an investment in registered notes, including those we describe below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to tender your outstanding 9 7/8% notes in this exchange offer.

If You Fail to Exchange Your Outstanding 9 7/8% Notes for Registered Notes, You Will Continue to Hold Notes Subject to Transfer Restrictions.

   We will only issue registered notes in exchange for outstanding 9 7/8% notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding 9 7/8% notes and you should carefully follow the instructions on how to tender your outstanding 9 7/8% notes set forth under "This Exchange Offer--Procedures for Tendering" and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of outstanding 9 7/8% notes.


   If you do not exchange your outstanding 9 7/8% notes for registered notes in this exchange offer, the outstanding 9 7/8% notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding 9 7/8% notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding 9 7/8% notes under the Securities Act. If you continue to hold any outstanding 9 7/8% notes after this exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.


If an Active Trading Market Does Not Develop for the Registered Notes, You May be Unable to Sell the Registered Notes or to Sell Them at a Price You Deem Sufficient.


   The registered notes will be new securities for which there is no established trading market. We do not intend to list the registered notes on any exchange or create or maintain a trading market for them. We give no assurance as to:

    .  the liquidity of any trading market that may develop;

    .  the ability of holders to sell their registered notes; or

    .  the price at which holders would be able to sell their registered notes.

Even if a trading market develops, the registered notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

    .  prevailing interest rates;

    .  the number of holders of the registered notes;

    . the interest of securities dealers in making a market for the registered notes;

    .  the market for similar debt securities; and

    .  our financial performance.

   We understand that the dealer managers that assisted us in issuing the outstanding 9 7/8% notes presently intend to make a market in the registered notes. However, they are not obligated to do so and may discontinue making a market in the registered notes at any time without notice. Finally, if a large number of holders of outstanding 9 7/8% notes do not tender outstanding 9 7/8% notes or tender outstanding 9 7/8% notes improperly, the limited amount of registered notes that would be issued and outstanding after we complete this exchange offer could adversely affect the development or viability of a market for the registered notes.

Some of Our Other Debt Ranks Ahead of the Registered Notes in Right of Repayment

   The registered notes and the guarantees of the registered notes will be unsecured obligations. If we default, your right to payment under the registered notes will be:

    .  subordinate to all of our and the guarantors' secured debt;

    . equal to all of our and the guarantors' unsecured and unsubordinated debt; and

    .  senior to all of our and the guarantors' subordinated debt.

   On December 1, 2001, our outstanding short-term and long-term debt, combined with that of our subsidiaries that are acting as guarantors of the registered notes was $1.6 billion. Of this amount:

    . approximately $444 million outstanding under our credit facility (secured by, among other collateral, our merchandise inventory and common stock and other beneficial interests in many of our subsidiaries) and other indebtedness, was secured debt having priority over the registered notes; and

    . approximately $1.2 billion in the aggregate outstanding under our 7% and 7 1/4% Notes due 2004, our 8 1/4% Notes due 2008, our 7 1/2% Notes due 2010, our 7 3/8% Notes due 2019, and our outstanding 9 7/8% notes, was unsecured and unsubordinated debt ranking equally in right of payment with the registered notes.

   The holders of our secured debt will have a prior claim on our assets that secure the holders' secured debt. As a result, the holders of our secured debt will be paid before you receive any amounts due under the terms of the registered notes and the guarantees of the registered notes, but only to the extent of the value of the assets securing their debt. In addition, if we or one of the guarantors are involved in any dissolution, liquidation or reorganization, you may not be able to recover any interest or principal you are due under the registered notes.

   If we or a guarantor become insolvent, the guarantee of the registered notes could be held by a court to be unenforceable. If the guarantees were held to be unenforceable, you would have a claim against the equity of the guarantor but would be paid only after all of the direct obligations of the guarantor had been satisfied.

   The registered notes will be effectively subordinated to all the liabilities of our subsidiaries that are not acting as guarantors of the registered notes. As of December 1, 2001, our non-guarantor subsidiaries have approximately $1.2 billion of liabilities, which are off-balance sheet and are represented by a credit card accounts receivable securitization facility.

   We will use a portion of our cash flow from operations to make payments, consisting primarily of interest and principal, on our debt. This will reduce the funds available for our operations and capital expenditures. Also, the overall amount of debt we have outstanding and the restrictive covenants contained in the terms of that debt may make us vulnerable to economic downturns and competitive pressures, and may hinder our ability to accomplish our strategic objectives.

                                USE OF PROCEEDS

   This exchange offer is intended to satisfy our obligations under the registration rights agreement into which we entered when we issued the outstanding 9 7/8% notes. We will not receive any cash proceeds from this exchange offer. In exchange for outstanding 9 7/8% notes that you tender pursuant to this exchange offer, you will receive registered notes in like principal amount. The outstanding 9 7/8% notes that are surrendered in exchange for the registered notes will be retired and canceled by us upon receipt and cannot be reissued. The issuance of the registered notes under this exchange offer will not result in any increase in our outstanding debt.

   We did not receive any cash proceeds in the transaction where we issued the outstanding 9 7/8% notes. In that transaction we exchanged $141,557,000 in outstanding 9 7/8% notes and $147,371,524 in cash for $130,274,000 of our 7% notes and for $152,867,000 of our 71/4% notes, each due in 2004. We retired and canceled all of the 7% notes and 7 1/4% notes that were tendered in exchange for the outstanding 9 7/8% notes.

           CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERERD STOCK DIVIDENDS

   The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. For these purposes, earnings consist primarily of income (loss) before income taxes and extraordinary items adjusted for fixed charges. Combined fixed charges and preferred stock dividends consist primarily of interest (whether expensed or capitalized), the portion of rental expense representative of the interest factor in these rentals and preferred stock dividends.

   The following sets forth our consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods shows:

                     For the 39 Weeks
                          Ended,                        For the 52 Weeks Ended,
                     ---------------- -----------------------------------------------------------
                       November 3,    February 3, January 29, January 30, January 31, February 1,
                           2001          2001        2000        1999        1998        1997
                     ---------------- ----------- ----------- ----------- ----------- -----------
Ratio of Earnings to
  Fixed Charges and
  Preferred Stock
  Dividends.........       N/A*          1.5x        2.4x        1.4x        2.3x        1.9x

--------
*The earnings for the period ended November 3, 2001 are deficient $116,805 to cover fixed charges.

                              THIS EXCHANGE OFFER

Purpose and Effect of this Exchange Offer

   The registered notes to be issued in the exchange offer will be exchanged for our outstanding 9 7/8% notes due 2011 that we issued on October 4, 2001. On that date, we exchanged $141,557,000 of outstanding 9 7/8% notes and $147,371,524 in cash for $130,274,000 of our 7% notes and $152,867,000 of our 7
1/4% notes, each due 2004. We made this exchange only with holders of the 2004 notes whom we believed were qualified institutional buyers within the meaning of Rule 144A under the Securities Act. We exchanged the outstanding 9 7/8% notes without compliance with the registration requirements of the Securities Act in reliance upon an exemption from those registration requirements. As part of the exchange transaction we entered into a registration rights agreement pursuant to which we agreed to:

    . file with the SEC by January 3, 2002, a registration statement under the Securities Act with respect to the issuance of the registered notes in an exchange offer; and

    . use our commercially reasonable efforts to cause that registration statement to become effective under the Securities Act on or before April 3, 2002.

   We agreed to issue and exchange the registered notes for all outstanding 9 7/8% notes validly tendered and not validly withdrawn prior to the expiration of this exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   For purposes of this exchange offer, the term "holder" means any person in whose name outstanding 9 7/8% notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding 9 7/8% notes are held of record by The Depository Trust Company, which we refer to as the "Depositary" or "DTC," who desires to deliver the outstanding 9 7/8% notes by book-entry transfer at DTC. The terms "exchange agent" and "trustee" refer to Bank One Trust Company, National Association.

Terms of this Exchange Offer

   Subject to the terms and conditions of this exchange, we will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of outstanding 9 7/8% notes properly surrendered pursuant to this exchange offer and not validly withdrawn prior to the expiration date. Outstanding 9 7/8% notes may be surrendered only in integral multiples of $1,000. The form and terms of the registered notes are the same as the form and terms of the outstanding 9 7/8% notes except that:

    . the registered notes will be registered under the Securities Act and will not bear legends restricting the transfer of the registered notes; and

    . holders of the registered notes will not be entitled to any of the registration rights of holders of outstanding 9 7/8% notes under the registration rights agreement.

   The registered notes will evidence the same indebtedness as the outstanding 9 7/8% notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture under which the outstanding 9 7/8% notes were issued. As a result, both series of notes will be treated as a single class of debt securities under the indenture.

   As of the date of this prospectus, $141,557,000 million in aggregate principal amount of the outstanding 9 7/8% notes is outstanding. All of the outstanding 9 7/8% notes are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of
business on   , 2002 as the record date for this exchange offer for purposes of determining the persons to whom this prospectus and the accompanying letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the outstanding 9 7/8% notes entitled to participate in this exchange offer.

   In connection with this exchange offer, the laws of the State of New York, which govern the indenture and the notes, do not give you any appraisal or dissenters' rights nor any other right to seek monetary damages in court. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act and the related SEC rules and regulations.

   For all relevant purposes, we will be regarded as having accepted properly surrendered outstanding 9 7/8% notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of outstanding 9 7/8% notes for the purposes of receiving the registered notes from us.

   If you surrender outstanding 9 7/8% notes in this exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of outstanding 9 7/8% notes. We will pay all charges and expenses, other than certain applicable taxes described under "--Other Fees and Expenses."

Conditions to this Exchange Offer; Waivers

   Notwithstanding any other term of this exchange offer, or any extension of this exchange offer, we do not have to accept for exchange, or exchange registered notes for, any outstanding 9 7/8% notes, and we may terminate this exchange offer before acceptance of the outstanding 9 7/8% notes, if:

    . any statute, rule or regulation has been enacted, or any action has been taken by any court or governmental authority that, in our judgment, seeks to or would prohibit, restrict or otherwise render the consummation of this exchange offer illegal;

    . any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our judgment, might materially impair our ability to proceed with this exchange offer or that would materially impair the contemplated benefits to us of this exchange offer; or

    . a change occurs in the current interpretations by the staff of the SEC that, in our judgment, might materially impair our ability to proceed with this exchange offer.

   If we, in our sole discretion, determine that any of the above conditions is not satisfied, we may:

    . refuse to accept any outstanding 9 7/8% notes and return all surrendered outstanding 9 7/8% notes to the surrendering holders;

    . extend this exchange offer and retain all outstanding 9 7/8% notes surrendered prior to the expiration date, subject to the holders' right to withdraw the surrender of their outstanding 9 7/8% notes; or

    . waive any unsatisfied conditions regarding this exchange offer and accept all properly surrendered outstanding 9 7/8% notes that have not been withdrawn. If this waiver constitutes a material change to this exchange offer, we will promptly disclose the waiver by means of a prospectus supplement or post-effective amendment to the registration statement that includes this prospectus that will be distributed to the holders. We will also extend this exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the holders, if this exchange offer would otherwise expire during the five-to-ten business-day period.

Consequences to Holders of Outstanding 9 7/8% Notes Not Tendering in this Exchange Offer

   Participation in this exchange offer is voluntary. You are urged to consult your legal, financial and tax advisors in making your decisions on what action to take.

   Outstanding 9 7/8% notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

    . to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

    . in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act;

    . pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

    .  pursuant to an effective registration statement under the Securities Act.

Expiration Date, Extensions, Amendments

   The "expiration date" is 5:00 p.m., New York City time on    , 2002 unless
we extend this exchange offer, in which case the expiration date is the latest date and time to which we extend this exchange offer.

   In order to extend this exchange offer, we will:

    .  notify the exchange agent of any extension by oral or written notice; and

    . issue a press release or other public announcement that would include disclosure of the approximate number of outstanding 9 7/8% notes deposited and that would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right:

    .  to delay accepting any outstanding 9 7/8% notes;

    .  to extend this exchange offer;

    . to terminate or amend this exchange offer, and not accept for exchange any outstanding 9 7/8% notes not previously accepted for exchange, upon the occurrence of any of the events set forth in "--Conditions of this Exchange Offer" by giving oral or written notice to the exchange agent; or

    . to waive any conditions or otherwise amend this exchange offer in any respect, by giving oral or written notice to the exchange agent.

   Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement or post-effective amendment to the registration statement.

   If this exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement or post-effective amendment that will be distributed to the holders. We will also extend this exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if this exchange offer would otherwise expire during the five to ten business day period.

   We will have no obligation to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment (other than amendments constituting a material change to this exchange offer) or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Effect of Surrendering Outstanding 9 7/8% Notes

   By surrendering outstanding 9 7/8% notes pursuant to this exchange offer, you will be representing to us that, among other things:

    . you have full power and authority to surrender, sell, assign and transfer the outstanding 9 7/8% notes surrendered;

    . we will acquire good title to the outstanding 9 7/8% notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the outstanding 9 7/8% notes are accepted by us;

    . you are acquiring the registered notes in the ordinary course of your business and for investment purposes;

    . you are not engaged in, and do not intend to engage in, the distribution of the registered notes;

    . you have no arrangement or understanding with any person to participate in the distribution of the registered notes;

    . you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in this exchange offer for the purpose of distributing the registered notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the registered notes, and you understand that you cannot rely on the SEC's position with respect to exchange offers, as expressed by its staff through no-action letters;

    . you understand that a secondary resale transaction described above and any resales of registered notes obtained by you in exchange for outstanding 9 7/8% notes acquired by you directly from us should be covered by an effective registration statement containing the information required by Item 507 or Item 508 of the SEC's Regulation S-K;

    . you are not an "affiliate," as defined in Rule 405 under the Securities Act, of Saks; and

    . we may rely upon these representations for purposes of this exchange offer.

   In addition, if you are a broker-dealer and you will receive registered notes for your own account in exchange for outstanding 9 7/8% notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of your registered notes. See "Plan of Distribution."

Interest on the Registered Notes

   The registered notes will accrue interest on the same terms as the outstanding 9 7/8% notes at the rate of 9 7/8% per year from October 4, 2001, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2002. Outstanding 9 7/8% notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each registered note will bear interest from the most recent date to which interest has been paid on the outstanding 9 7/8% notes, or if no interest has been paid on the outstanding 9 7/8% notes or the registered notes, from October 4, 2001.

Resale of the Registered Notes

   We believe that you will be allowed to resell the registered notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth above under "--Effect of Surrendering Outstanding 9 7/8% Notes." However, if you intend to participate in a distribution of the registered notes, you must comply with the registration requirements of the Securities Act and deliver a prospectus in connection with resales, unless an exemption from registration is otherwise available. In addition, you will be subject to additional restrictions if you are an "affiliate" of Saks as defined under Rule 405 of the Securities Act. You will be required to represent to us in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

   Our belief that you will be allowed to resell the registered notes without registration is based on SEC interpretations expressed in some of its no-action letters to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be certain that the SEC's interpretations applicable to other exchange offers will apply to this exchange offer.

   A broker-dealer that purchased outstanding 9 7/8% notes for market-making or other trading activities must acknowledge that it deliver a prospectus in order to resell any registered notes it receives for its own account in this exchange offer. The Letter of Transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an "underwriter" within the meaning of the Securities Act. This prospectus may be used by a broker-dealer to resell any of its registered notes where such registered notes were acquired by the broker-deal as a result of market-making or other trading activities. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies in the letter of transmittal for a period of up to one year after the expiration date of this exchange offer. See "Plan of Distribution" for more information regarding broker-dealers.

Acceptance of Outstanding 9 7/8% Notes for Exchange; Delivery of Registered
Notes

   On the settlement date, registered notes to be issued in exchange for outstanding 9 7/8% notes in this exchange offer, if consummated, will be delivered in book-entry form.

   We will be deemed to have accepted validly tendered outstanding 9 7/8% notes that have not been validly withdrawn as provided in this prospectus when, and if, we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of this exchange offer, delivery of registered notes will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the outstanding 9 7/8% notes for the purpose of receiving outstanding 9 7/8% notes and transmitting registered notes as of the settlement date with respect to the outstanding 9 7/8% notes. If any tendered outstanding 9 7/8% notes are not accepted for any reason set forth in the terms and conditions of this exchange offer, those unaccepted outstanding 9 7/8% notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of this exchange offer.

Procedures for Tendering

   A holder of outstanding 9 7/8% notes who wishes to accept this exchange offer, and whose outstanding 9 7/8% notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct the custodial entity to tender and consent with respect to that holder's outstanding 9 7/8% notes on the holder's behalf pursuant to the procedures of the custodial entity.

   To tender in this exchange offer, a holder of outstanding 9 7/8% notes must either:

   (i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions, including guaranteeing the signature(s) to the letter of transmittal, if required, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the outstanding 9 7/8% notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the expiration date; or

  (ii) comply with the ATOP procedures for book-entry transfer described below on or prior to the expiration date.

   The method of delivery of outstanding 9 7/8% notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any outstanding 9 7/8% notes to anyone other than the exchange agent.

   All registered notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold securities custodially through DTC to arrange for receipt of any registered notes to be delivered to you pursuant to this exchange offer and to obtain the information necessary to provide the required DTC participant with account information for the letter of transmittal.

  Book-Entry Delivery Procedures for Tendering Outstanding 9 7/8% Notes Held with DTC

   If you wish to tender outstanding 9 7/8% notes held on your behalf by a nominee with DTC, you must:

   (i) inform your nominee of your interest in tendering your outstanding 9 7/8% notes pursuant to this exchange offer; and

  (ii) instruct your nominee to tender all outstanding 9 7/8% notes you wish to be tendered in this exchange offer into the exchange agent's account at DTC on or prior to the expiration date. Any financial institution that is a participant in DTC, including Euroclear and Clearstream, must tender outstanding 9 7/8% notes by effecting a book-entry transfer of the outstanding 9 7/8% notes to be tendered in this exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of this exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC, and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC, tendering outstanding 9 7/8% notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant.

  Proper Execution and Delivery of Letter of Transmittal

   Signatures on a letter of transmittal or notice of withdrawal described below, as the case may be, must be guaranteed by an eligible institution unless the outstanding 9 7/8% notes tendered pursuant to the letter of transmittal are tendered:

   (i) by a holder who has not completed the box entitled "Special Delivery Instructions" or "Special Issuance Instructions" on the letter of transmittal; or

  (ii) for the account of an eligible institution.

If signatures on a letter of transmittal, or notice of withdrawal, are required to be guaranteed, that guarantee must be made by an eligible institution.

   If the letter of transmittal is signed by the holder(s) of outstanding 9 7/8% notes tendered by that letter of transmittal, the signature(s) must correspond with the name(s) as written on the face of the outstanding 9 7/8% notes without alteration, enlargement or any change whatsoever. If any of the outstanding 9 7/8% notes tendered are held by two or more holders, all of those holders must sign the letter of transmittal. If any of the outstanding 9 7/8% notes tendered are registered in different names on different outstanding 9 7/8% notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

   If outstanding 9 7/8% notes that are not tendered for exchange pursuant to this exchange offer are to be returned to a person other than the holder, certificates for those outstanding 9 7/8% notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

   If the letter of transmittal is signed by a person other than the holder of any outstanding 9 7/8% notes listed in the letter of transmittal, those outstanding 9 7/8% notes must be properly endorsed or accompanied by a properly completed bond power, signed by that holder exactly as that holder's name appears on the outstanding 9 7/8% notes. If the letter of transmittal or any outstanding 9 7/8% notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal or facsimile of the letter of transmittal, the tendering holders of outstanding 9 7/8% notes waive any right to receive any notice of the acceptance for exchange of their outstanding 9 7/8% notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which substitute certificates evidencing outstanding 9 7/8% notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, outstanding 9 7/8% notes not tendered or exchanged will be returned to the tendering holder.

   All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered outstanding 9 7/8% notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered outstanding 9 7/8% notes determined by us not to be in proper form or not to be properly tendered or any tendered outstanding 9 7/8% notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular outstanding 9 7/8% notes, whether or not waived in the case of other outstanding 9 7/8% notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding 9 7/8% notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding 9 7/8% notes, none of us, the exchange agent or any other person will be under any duty to give notification or shall incur any liability for failure to give any notification. Tenders of outstanding 9 7/8% notes will not be deemed to have been made until any defects or irregularities have been cured or waived by us.

   Any holder whose outstanding 9 7/8% notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the outstanding 9 7/8% notes. Holders may contact the exchange agent for assistance with such matters.

Withdrawal of Tenders

   You may withdraw tenders of outstanding 9 7/8% notes at any time prior to the expiration date.

   For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at its address set forth on page 20 of this prospectus. The withdrawal notice must:

    . specify the name of the person who tendered the outstanding 9 7/8% notes to be withdrawn;

    . must contain a description of the outstanding 9 7/8% notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such outstanding 9 7/8% notes and the aggregate principal amount represented by such outstanding 9 7/8% notes; and

    . must be signed by the holder of those outstanding 9 7/8% notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding 9 7/8% notes. In addition, the notice of withdrawal must specify, in the case of outstanding 9 7/8% notes tendered by delivery of certificates for such outstanding 9 7/8% notes, the name of the registered holder, if different from that of the tendering holder or, in the case of outstanding 9 7/8% notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn outstanding 9 7/8% notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the outstanding 9 7/8% notes have been tendered for the account of an eligible institution.

   Withdrawal of tenders of outstanding 9 7/8% notes may not be rescinded, and any outstanding 9 7/8% notes properly withdrawn will be deemed not validly tendered for purposes of this exchange offer. Properly withdrawn outstanding 9 7/8% notes may, however, be retendered by again following one of the procedures described in "--Procedures for Tendering" prior to the expiration date.

Exchange Agent

   Bank One Trust Company, National Association, has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of outstanding 9 7/8% notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Mail or Hand Delivery: Bank One Trust Company, N.A.
                          One North State Street, 9/th/ Floor
                          Chicago, IL 60602
                          Attention: Exchanges
Facsimile Transmission:   (312) 407-8853
Confirm by Telephone:     (800) 524-9472

   We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.

Other Fees and Expenses

   We will bear the expenses of soliciting tenders of the outstanding 9 7/8% notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

   Tendering holders of outstanding 9 7/8% notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, the holder may be required to pay brokerage fees or commissions.

                      DESCRIPTION OF THE REGISTERED NOTES

   In general, the form and terms of the registered notes and the outstanding 9 7/8% notes are identical in all material respects, except that the registered notes are not subject to transfer restrictions or registration rights.

   We issued the outstanding 9 7/8% notes and will issue the registered notes under an indenture by and among Saks Incorporated, the guarantors and Bank One Trust Company, National Association, as trustee. The terms of the registered notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

   The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the registered notes.

   The definitions of some of the terms used in the following summary are set forth under "--Definitions." In this summary, the word "company" means only Saks Incorporated and not any of the guarantors or other of its subsidiaries.

General

   The registered notes:

    .  are general unsecured obligations of the company;

    . rank equally with all unsecured and unsubordinated indebtedness of the company;

    . are senior in right of payment to all subordinated indebtedness of the company; and

    .  are unconditionally guaranteed by the guarantors, jointly and severally.

Principal, Maturity and Interest

   We will issue registered notes with a maximum aggregate principal amount of $141,557,000. The registered notes will mature on October 1, 2011. Interest on the registered notes will accrue at a rate of 9 7/8% per annum, and the interest, including any additional interest, will be payable semi-annually on each April 1 and October 1, commencing on April 1, 2002. We will make each interest payment to the holders of record of the registered notes on the immediately preceding March 15 and September 15. Interest on the registered notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   The company will not be required to make any sinking fund payments with respect to the registered notes.

Guarantees

   The guarantors will jointly and severally guarantee the company's obligations under the registered notes and the indenture. The guarantors are those subsidiaries of the company that also guarantee the company's obligations under the credit facility. If a subsidiary of the company that is not already a guarantor becomes a guarantor of the company's credit facility, that subsidiary will become a guarantor under the registered notes and the indenture for the registered notes. Each guarantor will irrevocably and unconditionally guarantee, jointly and severally, the punctual payment of all of the company's obligations under the registered notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law.

   Each guarantee will:

    .  be a general, unsecured obligation of the guarantor;

    . rank equally with all unsecured and unsubordinated indebtedness of the guarantor; and

    . be senior in right of payment to all subordinated indebtedness of the guarantor.

   The guarantee of a guarantor will be released:

    . in connection with any sale or transfer of all of the capital stock of such guarantor to a third party other than an affiliate of the company;

    . in connection with a sale or transfer of all or substantially all of the assets of that guarantor, pursuant to a transaction that complies with the indenture; or

    . if the guarantor is released from its guarantee obligations under the credit facility, and the company requests that the guarantee be released.

Covenants

  Restrictions on Liens

   The company will not, and will not permit any of its subsidiaries to issue, assume or guarantee any indebtedness secured by any Lien upon any Operating Property or Operating Asset of the company or any subsidiary, whether such property or assets are now owned or subsequently acquired. However, this restriction will not apply if we effectively provide that the registered notes, together with, if we so determine, any of our other indebtedness ranking equally with the registered notes, are secured at least ratably with the other secured indebtedness. In any event, the foregoing restrictions will not apply to:

   (1) a purchase money Lien on property given simultaneously with or within 180 days after the later of:

       . the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a "substantial improvement") of that property; or

       . the date that property was placed in operation after the acquisition or completion of any such construction or substantial improvement;

   (2) the acquisition of property not previously owned by the company or any subsidiary of the company subject to an existing Lien securing indebtedness, whether or not assumed;

   In each case above, the Lien may only secure indebtedness incurred for reimbursement of funds previously expended for any construction or substantial improvement. However, in each case any Lien must be limited to the acquired or constructed property or substantial improvement, or the real property on which any construction or substantial improvement occurs. If the acquired or constructed property is a distribution center, a Lien may also include any equipment used directly in the business conducted on that property. In any event, the total amount of the indebtedness secured by such Lien, together with all other indebtedness to persons other than the company or a subsidiary of the company secured by Liens on such property, may not exceed the lesser of the total cost of such property, including any such construction or substantial improvement, and the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by us;

   (3) a Lien on real property of the company or any of its subsidiaries which is the sole security for indebtedness. If such a Lien is for a distribution center, it may also include equipment used directly in the business conducted on that property. In any event, for this exception to be permitted, the Lien must be incurred within three years after the latest of the issuance of the registered notes, the acquisition of the real property or equipment or the completion of construction or substantial improvement on the real property. The Lien must also be incurred for the purpose of reimbursing the company or any of its subsidiaries for the cost of acquisition or the cost of improvement of the real property or equipment. Finally, under this exception the amount of the Lien may not exceed the lesser of the aggregate cost of the real property, improvements and equipment and its fair market value;

   (4) Liens on Operating Property of the company or any of its subsidiaries incurred in the ordinary course of business that secure:

       . nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt);

       .  contingent obligations on surety and appeal bonds; or

       .  other nondelinquent obligations of a like nature;

   (5) statutory or common law Liens relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds;

   (6) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;

   (7) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

   (8) mechanics', materialmen's, warehousemen's and carriers' Liens arising in the ordinary course of business;

   (9) Liens of landlords or of mortgages of landlords on fixtures and Operating Assets located on premises leased in the ordinary course of business;

  (10) Liens existing on the date of the indenture, or on assets of a subsidiary existing on the date it became a subsidiary;

  (11) Liens in favor of the company or any of its subsidiaries;

  (12) Liens securing only the indebtedness issued under the indenture; and

  (13) Liens to secure indebtedness incurred to extend, renew, refinance or replace indebtedness secured by any Liens referred to in the foregoing clauses (1) to (12); provided, however, that the principal amount of the extending, renewal, refinancing or replacement indebtedness does not exceed the principal amount of indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such Lien applies only to any part or all of the same property or assets that were subject to the prior permitted Lien (and, in case of real property, improvements thereon).

  Restrictions on Sale and Leaseback Transactions

   The indenture also prohibits the company or any of its subsidiaries from entering into any arrangement, without equally and ratably securing the registered notes, with any Person providing for the leasing of any Operating Property or Operating Asset that the company or its subsidiaries have sold or transferred to such Person with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") unless:

   (1) in the case of any sale or transfer involving proceeds in excess of $25 million, the company's Board of Directors determines the terms of such sale or transfer to be fair and arms' length; and

   (2) within 365 days after the receipt of the proceeds from a Sale and Leaseback Transaction, the company or any subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the company or a subsidiary, or to the acquisition, construction, development or improvement of Operating Assets or Operating Properties. However, the company will not be required to use the funds from the Sale and Leaseback Transaction in this manner if the company or the subsidiary would be entitled, at the effective date of such sale or transfer, to incur indebtedness secured by a Lien on such Operating Property or Operating Assets, in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the registered notes pursuant to "Restrictions on Liens" described above. These restrictions will not apply to the following:

       . any Sale and Leaseback Transaction for a term of less than three years including renewals;

       . any Sale and Leaseback Transaction with respect to Operating Property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such Operating Property) if a binding commitment with respect thereto is entered into within three years after the later of the issuance of the registered notes under the indenture or the date such Operating Property was acquired;

       . any Sale and Leaseback Transaction with respect to Operating Assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation; or

       . any Sale and Leaseback Transaction between the company and its subsidiaries or between its subsidiaries if the lessor will be the company or a subsidiary.

  Exempted Debts

   Without complying with the restrictions in the indenture concerning Liens and Sale and Leaseback Transactions, the company or any of its subsidiaries may issue, assume or guarantee indebtedness secured by Liens, or enter into Sale and Leaseback Transactions if after such transactions the aggregate outstanding amount of all such indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions (collectively, the "Exempted Debts") does not exceed 15% of Consolidated Net Tangible Assets at the time such Lien is granted or at the time such Sale and Leaseback Transaction is entered into.
  No Special Protection in the Event of a Highly Leveraged Transaction

   The terms of the registered notes will not afford the holders special protection in the event of a highly leveraged transaction.

Merger and Consolidation

   The company may, without the consent of the holders of the registered notes, consolidate with or merge with or into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

   (1) the successor corporation is the company or a domestic corporation;

   (2) if the successor corporation is not the company, the successor corporation assumes the company's obligations under the indenture and the registered notes;

   (3) immediately after such transaction, no event of default has occurred and is continuing; and

   (4) the company, its subsidiaries and their Operating Property or any Operating Assets do not become subject to a Lien that would not be permitted under "Restrictions on Liens" or "Exempted Debts" described above, unless the registered notes would rank equally with the indebtedness so secured.

Events of Default

   The following will be Events of Default under the Indenture:

   (1) default for 30 days in payment of interest on the registered notes;

   (2) default in payment of the principal of or premium, if any, on the registered notes at maturity;

   (3) default in the performance of or breach of any other covenant or warranty of the company in the indenture, that continues for 60 days after the trustee has given us written notice as provided in the indenture;

   (4) acceleration of any indebtedness, having an aggregate minimum principal amount of $50 million, for money borrowed by the company or any of its subsidiaries under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice as provided in the indenture;

   (5) any guarantee ceases to be in full force and effect or is declared null and void, or any guarantor denies that it has any further liability under any guarantee or given notice to such effect that continues for thirty (30) days after the Trustee has given us notice as provided in the Indenture; and

   (6) events in bankruptcy, insolvency or reorganization.

   If an event of default (other than as specified in clause (6) above with respect to the company), occurs and is continuing, either the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding registered notes, may declare the principal of, premium, if any, and accrued interest on all of the outstanding registered notes due and payable immediately by a written notice to the company (and to the trustee if given by holders of the registered notes), upon which declaration, all such amounts payable will become and be immediately due and payable. If an Event of Default specified in clause (6) above with respect to the company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding registered notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of registered notes.

   After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding registered notes, by written notice to the company and the trustee, may rescind such declaration if the company has paid or deposited with the trustee a sum sufficient to pay:

   (a) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

   (b) all overdue interest on the registered notes;

   (c) the principal of and premium, if any, on the registered notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the registered notes; and

   (d) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the registered notes.

In addition to the sums that we must deposit under (a)-(d) above, all events of default must have been cured or waived. The waiver or cure of the event of default need not apply to the non-payment of principal, premium, if any, and interest on the registered notes that has become due solely by such declaration of acceleration.

   The holders of not less than a majority in aggregate principal amount of the outstanding registered notes may on behalf of the holders of all registered notes waive any past defaults under the indenture, except a default:

    . in the payment of the principal of, or premium, if any, on the registered notes;

    .  in the payment of interest on the registered notes; or

    . in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

   No holder of the registered notes has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless:

    . the holders of at least 25% in aggregate principal amount of the outstanding registered notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding;

    . the trustee has failed to institute such proceeding within 60 days after receipt of such notice; and

    . the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding registered notes.

These limitations do not apply to a suit instituted by a holder of a registered note for the enforcement of the payment of the principal of, premium, if any, or interest on such registered note on or after the respective due dates expressed in such registered note.

   We are required to furnish to the trustee annual and quarterly statements as to our performance and the performance of the guarantors of our respective obligations under the indenture and as to any default in such performance. We are also required to notify the trustee within five business days of any event which is, or after notice or lapse of time or both would become, an event of default.

Defeasance or Covenant Defeasance of Indenture

  Defeasance and Discharge

   The terms of the registered notes provide that under specified conditions we will be discharged from any and all obligations in respect of the registered notes (except for obligations to register the transfer or exchange of registered notes, to replace stolen, lost or mutilated registered notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the trustee, in trust for the benefit of the holders of registered notes, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, the registered notes on the stated maturity of the payments in accordance with the terms of the registered notes.

   This discharge may only occur if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case, to the effect that holders of registered notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

  Defeasance of Certain Covenants

   The terms of the registered notes provide us with the option of not complying with the restrictive covenants described above. In those circumstances, the occurrence of the events of default described above in clauses (3) and (4) under "Events of Default" will be deemed not to be or result in an event of default with respect to the registered notes. To exercise this option, we will be required to deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, the registered notes on the stated maturity of the payments in accordance with the terms of the registered notes.

   We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the registered notes to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the registered notes, when either of the following occur:

    (1) all the registered notes theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

  (2)(a) all registered notes not theretofore delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds sufficient to pay and discharge the registered notes not previously delivered to the trustee for cancellation;

     (b) we have paid all other sums payable under the indenture; and

     (c) we have delivered to the trustee instructions to apply all deposited funds to pay all sums due on the registered notes, and an officer's certificate and an opinion of counsel each stating that we have complied with all conditions under the indenture relating to its satisfaction and discharge.

Amendments and Waivers

   From time to time, we and the trustee may, without the consent of the holders, amend the indenture or the registered notes to, among other things:

   (1) cure ambiguities, defects or inconsistencies;

   (2) qualify, or maintain the qualification of, the indenture under the Trust Indenture Act; or

   (3) make any change that does not materially adversely affect the legal rights of any holder.

For the trustee to agree to such a change, we must deliver an opinion of counsel stating that such change does not materially adversely affect the legal rights of any holder.

   We, the guarantors and the trustee may make other amendments and modifications to the indenture or the registered notes with the consent of the holders of a majority of the principal amount of the outstanding registered notes. However, without the consent of the holder of each outstanding registered note, no amendment may:

   (1) reduce the principal of or change the stated maturity of any registered note;

   (2) reduce the rate of or change the time for payment of interest on the registered notes;

   (3) change the place or currency of payment of principal of (or premium) or interest on the registered notes;

   (4) modify any provisions of the indenture relating to the waiver of past defaults or the right of the holders of registered notes to institute suit for the enforcement of any payment on or with respect to the registered notes;

   (5) reduce the percentage as stated above of the holders of registered notes who must consent to an amendment or waiver of compliance with the indenture or the registered notes;

   (6) waive a default in the payment of principal of or interest on the registered notes (except a rescission of acceleration of the registered notes by the holders as provided in the indenture and a waiver of the payment default that resulted from such acceleration);

   (7) modify the ranking or priority of the registered notes or the guarantees in any manner adverse to the holders of the registered notes; or

   (8) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture.

   The holders of a majority in aggregate principal amount of the registered notes, on behalf of all holders of the registered notes, may waive our compliance with specified restrictive provisions of the indenture. Subject to the rights of the trustee provided in the indenture, the holders of a majority in aggregate principal amount of the registered notes, on behalf of all holders of the registered notes, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the registered notes), except a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each registered note.

Governing Law

   The indenture, the registered notes and the guarantees are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Definitions

   "Accounts Receivable subsidiary" means Saks Credit Corporation, Saks Transitional Credit Corporation, National Bank of the Great Lakes and any other present or future subsidiary (including any credit card bank) of the company that is, directly or indirectly, wholly owned by the company (except in the case of any credit card bank, for directors' qualifying shares) and organized for the purpose of, and is only engaged in, (i) originating, purchasing, acquiring, financing, servicing or collecting accounts receivable obligations of customers of the company or its subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the company and its subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein, and
(iv) other activities incident thereto.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

   "Consolidated Net Tangible Assets" means the total amount of assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) that under GAAP are included on a balance sheet of the company and its subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, net of accumulated amortization.

   "Credit Facility" means the Second Amended and Restated Credit Agreement dated as of August 26, 1999 by and among the company, Bank of America, N.A., as Agent, and other financial institutions, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes related registered notes, guarantees and other agreements executed in connection therewith.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.
   "Event of Default" has the meaning set forth under "--Events of Default" above.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

   "Foreign subsidiary" means a subsidiary of the company not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

   "Funded Debt" means Indebtedness that matures more than one year from the date of the computation thereof, or that is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date; provided, however, that Funded Debt shall not include (i) obligations created pursuant to leases, or (ii) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

   "GAAP" means generally accepted accounting principles in effect in the United States which are applicable as of the Issue Date and that are consistently applied for all applicable periods.

   "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

   "Guarantor" means (i) each of the company's Subsidiaries that are guarantors or obligors in respect of the Credit Facility on the Issue Date and (ii) each other subsidiary of the company that is required to execute a supplemental indenture and become a Guarantor subsequent to the Issue Date pursuant to the indenture.

   "Indebtedness" of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

   "Issue Date" means the original issue date of the registered notes under the indenture.

   "Lien" means any security interest, pledge, lien or other encumbrance.

   "Operating Assets" means all merchandise, inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by the company or a subsidiary.

   "Operating Property" means all real property and improvements thereon owned by the company or any of its subsidiaries and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided, however, that such term shall not include any store, warehouse, service center or distribution center which the company's Board of Directors declares by resolution not to be of material importance to the business of the company and its subsidiaries. Operating Property is treated as having been "acquired" on the day the Operating Property is placed in operation by the company or any of its subsidiaries after the latest of (a) its acquisition from a third party, including any of the company's subsidiaries, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling, expansion or improvement).

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Securities Act" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

   "Senior Funded Debt" means all Funded Debt of the company or any Person (except Funded Debt, the payment of which is subordinated to the payment of the registered notes).

   "Subsidiary" means any corporation or other business entity of which at least a majority of the outstanding stock or membership or other interest, as the case may be, having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of said corporation or business entity or otherwise direct the business and affairs of such corporation or business entity is at the time owned or controlled by the company, or by the company and one or more of its subsidiaries, or by any one or more of the company's subsidiaries; provided, that, unless otherwise expressly stated, subsidiary shall not include any Accounts Receivable subsidiary or any Foreign subsidiary.

Book-Entry, Delivery and Form

   Registered notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Registered notes will be issued at the closing of this exchange offer only pursuant to valid tenders of outstanding 9 7/8% notes. The registered notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

   Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes" below. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

   The following description of the operations of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge you to contact the DTC or its participants directly to discuss these matters.

   DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or the Indirect Participants. The ownership of interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

   DTC has also advised us that, pursuant to procedures established by it:

   (1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by holders of outstanding 9 7/8 notes who exchange their outstanding 9 7/8 notes in this exchange offer with portions of the principal amount of the Global Notes; and

   (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

   Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes that are not Participants may hold their interests indirectly though organizations (including Euroclear and Clearstream) which are Participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   Except as described below, owners of interests in the Global Notes will not have registered notes registered in their name, will not receive physical delivery of registered notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

   Payments in respect of the principal of, and interest (including additional interest) and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the registered notes, including the Global Notes, are registered as the owners of the registered notes for the purpose of receiving payments and all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

   (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

   (2) any other matter relating to the actions or practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the registered notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of registered notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the registered notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   DTC has advised us that it will take any action permitted to be taken by a holder of registered notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the registered notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the registered notes, DTC reserves the right to exchange the Global Notes for legended registered notes in certificated form, and to distribute such registered notes to its Participants.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive registered notes in registered certificated form ("Certificated Notes") if:

   (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes, and we fail to appoint a successor depositary, or (b) has ceased to be a clearing agency registered under the Exchange Act;

   (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

   (3) there has occurred and is continuing an Event of Default with respect to the registered notes and the Registrar has received a written request from DTC to issue new notes in registered certificated form.

   In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

   We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder's registered address. The registered notes represented by the Global Notes are expected to trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in the registered notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Registered Exchange Offer; Registration Rights

   In connection with our issuance of the outstanding 9 7/8% notes, we entered into a registration rights agreement pursuant to which we agreed, for the benefit of the holders of the outstanding 9 7/8% notes, at our cost to use our best efforts to:

   (1) by January 3, 2002, file a registration statement of which this prospectus is a part relating to a registered offer to exchange the outstanding 9 7/8% notes for registered notes having terms identical in all material respects to the outstanding 9 7/8% notes (except that the registered notes would not contain transfer restrictions);

   (2) cause the registration statement to be declared effective by April 3, 2002; and

   (3) complete the exchange offer by May 3, 2002.

   Promptly after the registration statement was declared effective, we commenced this offer to exchange the registered notes for the outstanding
9 7/8% notes. We agreed to keep the exchange offer open for not less than 20 business days and not more than 30 business days (or longer if required by applicable law) after the date on which this prospectus was mailed to the holders of the outstanding 9 7/8% notes. Interest on each registered note will accrue from the last interest payment date on which interest was paid on the outstanding 9 7/8% notes surrendered in exchange therefore or, if no interest has been paid on such outstanding 9 7/8% note, from the date of its original issue. The registered notes will vote together with the outstanding 9 7/8% notes on all matters on which holders of outstanding 9 7/8% notes or registered notes are entitled to vote.

   Under existing interpretations of the staff of the SEC, after the registered notes are issued, they will generally be freely tradable without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in this exchange offer who is our affiliate or who intends to participate in this exchange offer for the purpose of distributing the registered notes:

   (1) will not be able to rely on the interpretations of the SEC staff;

   (2) will not be entitled to participate in the exchange offer; and

   (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding 9 7/8% notes unless such sale or transfer is made pursuant to an exemption from such requirements.

   Each holder of outstanding 9 7/8% notes who wishes to exchange outstanding 9 7/8% notes for registered notes pursuant to this exchange offer will be required to represent that:

   (4) it is not our affiliate;

   (5) the registered notes to be received by it will be acquired in the ordinary course of its business; and

   (6) at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities
       Act) of the registered notes.

   In addition, in connection with any resales of registered notes, any broker-dealer that acquired outstanding 9 7/8% notes for its own account as a result of market-making or other trading activities, who we refer to as exchanging broker-dealers, must deliver a prospectus meeting the requirements of the Securities Act. Based on positions the SEC has taken in similar exchange offers, we believe that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the registered notes by delivering this prospectus. Under the registration rights agreement, we are required to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of registered notes.

   If:

   (1) changes in law or the applicable interpretations of the SEC staff do not permit us to complete this exchange offer;

   (2) for any other reason, this exchange offer is not completed by April 3, 2002; or

   (3) any holder of outstanding 9 7/8% notes notifies us that it is not eligible to participate in this exchange offer,

   we will, at our cost:

   (a) as promptly as practicable, but not later than 30 days after so required or requested pursuant to the registration rights agreement, file with the SEC a shelf registration statement covering resales of the outstanding 9 7/8% notes; provided that, to the extent that we have already filed with the SEC a shelf registration statement covering resales of the outstanding 9 7/8% notes, we may instead use that registration statement;

   (b) use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable; and

   (c) use our best efforts to keep the shelf registration statement effective until the earlier of two years after its effective date or such time as all outstanding 9 7/8% notes eligible to be sold thereunder have been sold.

   We will provide to each relevant holder copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has been filed and when it has become effective and take certain other actions as are required to permit unrestricted resales of the relevant notes. A holder that sells outstanding 9 7/8% notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations). In addition, a holder of outstanding 9 7/8% notes will be required to deliver information to be used in connection with the shelf registration statement in order to have such holder's outstanding 9 7/8% notes included in the shelf registration statement and to benefit from the provisions set forth in the following paragraph.

   If:

   (1) by April 3, 2002, the registration statement of which this prospectus is a part has not been declared effective;

   (2) by May 3, 2002, neither the exchange offer has been completed nor the shelf registration statement has been declared effective; or

   (3) after either the registration statement of which this prospectus is a part or the shelf registration statement has been declared effective, such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of registered notes or outstanding 9 7/8% notes, as applicable, in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (3), a "Registration Default"), then additional interest will accrue on the principal amount of the outstanding 9 7/8% notes and the registered notes (in addition to the stated interest on the outstanding 9 7/8% notes and the registered notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per year during the 90-day period immediately following the occurrence of any such Registration Default and shall increase by 0.25% per year at the end of each subsequent 90-day period until all such Registration Defaults have been cured, but in no event will such rate exceed 0.50%.

   The above description of the registration rights agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the registration rights agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

United States Tax Consequences

   The following is a general discussion of certain United States federal income tax consequences associated with the exchange offer and the ownership and disposition of the registered notes offered herein. Except where noted, it deals only with those holders who hold the outstanding 9 7/8% notes and registered notes as capital assets and does not deal with special situations, such as those of brokers, dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons liable for alternative minimum tax, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding outstanding 9 7/8% notes or registered notes, as the case may be, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following summary does not address specific state or local or non United States tax consequences or United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax.

   Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address tax consequences of the purchase, ownership, or disposition of the registered notes to holders of registered notes other than those holders who acquired their registered notes pursuant to the exchange offer. If a partnership holds the outstanding 9 7/8% notes or registered notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold outstanding 9 7/8% notes or will receive registered notes pursuant to the exchange offer should consult their own tax advisors.

   As used herein, the term "U.S. Holder" means a holder of outstanding 9 7/8% notes or registered notes, as the case may be, that is, for United States federal income tax purposes, (i) a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in or under the law of the United States or of any political subdivision thereof, (iii) any estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person. For purposes of this discussion, the term "non-U.S. Holder" means a holder of outstanding 9 7/8% notes or registered notes that, for United States federal income tax purposes, is (i) a nonresident alien, (ii) a corporation, partnership, estate or trust that is not a U.S. Holder or (iii) any other person that is not subject to United States federal income taxation in respect of the notes.

   Each U.S. Holder and non-U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of the exchange offer, the ownership and disposition of the registered notes, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.

U.S. Holders

  Exchange Offer

   Under general principles of tax law, the "significant modification" of a debt instrument creates a deemed exchange (upon which gain or loss may be recognized) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under applicable Treasury Regulations, the modification of a debt instrument is a significant modification that will create a deemed exchange if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." In addition, a significant modification that will create a deemed exchange occurs if one of the bright line tests set forth in Treasury Regulations Section 1.1001-3(e) is met.

   The exchange of outstanding 9 7/8% notes for registered notes pursuant to the exchange offer should not constitute an exchange for federal income tax purposes as the registered notes do not differ materially in kind or extent from the outstanding 9 7/8% notes and consequently, a significant modification of a debt instrument pursuant to Treasury Regulations Section 1.1001-3 has not occurred. Accordingly, a U.S. Holder who exchanges outstanding 9 7/8% notes for the registered notes pursuant to the exchange offer will not recognize taxable gain or loss upon the receipt of the registered notes in exchange for the outstanding 9 7/8% notes in the exchange offer and will continue to include original issue discount ("OID") in gross income as it accrues in the registered note, in advance of the receipt of cash attributable to that income, if the outstanding 9 7/8% note was issued with OID. In addition, the holding period for a registered note received in the exchange offer will include the holding period of the outstanding 9 7/8% note surrendered in exchange therefor and the adjusted tax basis of a registered note immediately after the exchange will be the same as the adjusted tax basis of the outstanding 9 7/8% note surrendered in exchange therefor.

   Each U.S. Holder should consult its tax advisor regarding the particular tax consequences to such U.S. Holder in the exchange transaction.

  Consequences to Non-Tendering U.S. Holders

   A Non-Tendering U.S. Holder will not realize any gain or loss for failing to tender an outstanding 9 7/8% note for a registered note.

  Payment of Interest

   Stated interest payable on the registered notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes.

  Sale, Exchange and Retirement of Registered notes

   Upon the sale, exchange (subsequent to this exchange offer), retirement at maturity, or other taxable disposition of the registered notes, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized by such holder (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and such holder's adjusted tax basis in the registered notes. A U.S. Holder's adjusted tax basis in a registered note will be the same as the adjusted tax basis of the outstanding 9 7/8% note surrendered in exchange therefor, subject to subsequent adjustments. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

   In general, information reporting requirements will apply to accrual of OID and certain payments of principal and interest paid on the registered notes and to the proceeds of the sale of registered notes made by U.S. Holders other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number on a Form W-9, furnishes an incorrect taxpayer identification number, fails to certify foreign or other exempt status from backup withholding or receives notification from the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividends.

   Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders

   Subject to the discussion of backup withholding and information reporting below, the interest income and gains that a non-U.S. Holder derives in respect of the registered notes generally will be exempt from U.S. federal income taxes, including withholding tax.

   Payments of interest or principal in respect of the registered notes by us or our paying agent to a holder that is a non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of payments of interest (including OID):

   (a) the income is effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States and the non-U.S. Holder complies with applicable identification requirements (described below under "Backup Withholding and Information Reporting"); or

   (b) the non-U.S. Holder and/or each securities clearing organization, bank, or other financial institution that holds the registered notes on behalf of such non-U.S. Holder in the ordinary course of its trade or business, in the chain between the non-U.S. Holder and the paying agent, complies with applicable identification requirements (described below under "Backup Withholding and Information Reporting") to establish that the holder is a non-U.S. Holder and in addition, that the following requirements of the "portfolio interest" exception under the Code are satisfied:

       . the non-U.S. Holder does not actually or constructively own 10% or more of our voting stock;

       . the non-U.S. Holder is not a controlled foreign corporation with respect to us;

       . the non-U.S. Holder is not a bank whose receipt of interest on the registered notes is described in Section 881(c)(3)(A) of the Code; and

       . such interest is not contingent interest described in Section 871(h)(4) of the Code.

   Any gain that a non-U.S. Holder realizes on a sale or exchange of the registered notes generally will be exempt from U.S. federal income tax, including withholding tax, unless:

   (a) such gain is effectively connected with the conduct of a trade or business in the United States (or if a tax treaty applies, such gain is attributable to a permanent establishment of the non-U.S. Holder);

   (b) in the case of a non-U.S. Holder that is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, or other disposition occurs; or

   (c) in the case of gain representing accrued interest, the requirements of the portfolio interest exception are not satisfied.

   In the case of a non-U.S. Holder which is subject to United States federal income taxation on a net basis in respect of the registered notes, such holder will generally be taxed under the same rules that govern the taxation of a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to an additional branch profits tax.

  Backup Withholding and Information Reporting

   Payment of the proceeds of a sale of a registered note or payment of interest (including OID) will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption (absent actual knowledge by the paying agent that the holder is actually a U.S. Holder). Recently promulgated Treasury Regulations provide certain presumptions under which a non-U.S. Holder will be subject to backup withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption. In addition, the recent Treasury Regulations change certain procedural requirements related to establishing a holder's non-U.S. status. Non-U.S. Holders should consult with their own tax advisors regarding the above issues.

   Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

   Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization either directly, or indirectly, by the appropriate filing of a Form W-8IMY:

   (a) IRS Form W-8BEN signed under penalties of perjury by the non-U.S. Holder, stating that such holder of the registered notes is not a U.S. person and providing such non-U.S. Holder's name and address;

   (b) with respect to non-U.S. Holders of the registered notes residing in a country that has a tax treaty with the United States who seek an exemption or reduced tax rate (depending on the treaty terms), Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the non-U.S. Holder qualifies under the portfolio interest rules set forth in the Code and files a W-8BEN; or

   (c) with respect to interest income effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States, Form W-8ECI;

      provided that in any such case:

       . the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the U.S. withholding agent, otherwise required to withhold tax; and

       . none of the entities receiving the form has actual knowledge or reason to know that the holder is a U.S. Holder.

  Certain U.S. Federal Income Tax Documentation Requirements

   A non-U.S. beneficial owner of the registered notes holding them through a paying agent will be subject to U.S. withholding tax that generally applies to payments of interest (including OID) on registered debt issued by U.S. Persons as well as interest (including original issue discount) which is due as a result of the exchange transaction, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of the registered notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by qualifying under the portfolio interest rules set forth in the Code and by filing a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding), or otherwise satisfying certain documentary evidence requirements for establishing that it is a non-U.S. person. If the information shown on Form W-8BEN changes, the withholding agent or payer must be notified within 30 days of the change in circumstances and a new Form W-8BEN must be filed.

   Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate of non-U.S. Persons resident in treaty countries (Form W-8BEN). Alternatively, non-U.S. Persons that are registered notes owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN, or otherwise satisfying certain documentary evidence requirements. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer qualifies under the portfolio interest rules set forth in the Code and files Form W-8BEN, or otherwise satisfies certain documentary evidence requirements.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The holders of registered notes file by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8BEN and W-8ECI are effective for three calendar years unless a change in circumstances makes any information in the form incorrect.

   The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in or under the law of the United States or of any political subdivision thereof, (iii) any estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person.

   This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to non-U.S. Holders of the registered notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the registered notes.

                             PLAN OF DISTRIBUTION

   We are not using any underwriters for this exchange offer and we are bearing the expenses of the exchange.

   Each broker-dealer that receives registered notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding 9 7/8% notes where such outstanding 9 7/8% notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until forty days after the effectiveness of this registration statement all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any resale of registered notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of one year after the expiration date, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the outstanding 9 7/8% notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding 9 7/8% notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the registered notes offered hereby will be passed upon for Saks by Charles J. Hansen, Senior Vice President and Deputy General Counsel of Saks Incorporated. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus.

                                    EXPERTS

   The consolidated financial statements incorporated in the Registration Statement by reference to the annual report on Form 10-K for the three years ended February 3, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 $141,557,000

                               Saks Incorporated

                        Offer to Exchange $141,557,000
                  9 7/8% Notes Due 2011 registered under the
                            Securities Act of 1933
  for $141,557,000 aggregate principal amount of its outstanding unregistered
                             9 7/8% Notes due 2011

                               -----------------

                                  PROSPECTUS

                               -----------------



                                    , 2001

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   Article VIII, Section 5, of the Registrant's Amended and Restated By-Laws provides that, notwithstanding anything contrary found in the Amended and Restated Charter of Incorporation, the Registrant is permitted, but is not required, to indemnify and hold harmless any employee or agent of the Registrant who is made, or threatened to be made, a party to any threatened, pending or completed action, suit of proceeding, whether civil, criminal, administrative or investigative.

   The Registrant's Amended and Restated Charter of Incorporation requires, under Article XII, that the Registrant indemnifies and holds harmless its officers, directors, employees and agents from and against any claim, liability, loss or expense (including attorney's fees) to the fullest extent such indemnification is permitted under the applicable provisions of the Tennessee General Corporation Act, absent any limitation or modification that the By-Laws or any Resolutions of the Registrant may set forth. The indemnification right is not to be exclusive of any other rights which such director, officer or employee may be entitled.

Item 21.  Exhibits and Financial Statement Schedules

   (a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.                                     Description of Exhibit
-----------                                     ----------------------

    3.1     Amended and Restated Charter of Saks Incorporated (incorporated by reference from the Exhibits to the Annual Report on Form 10-K of Saks Incorporated for the fiscal year ended January 29,
            2000)

    3.2     Amended and Restated Bylaws of the Saks Incorporated (incorporated by reference from the
            Exhibits to the Annual Report on Form 10-K of Saks Incorporated for the fiscal year ended
            January 30, 1999)

    4.1     Indenture, dated as of October 4, 2001, among Saks Incorporated, the Subsidiary Guarantors named therein, and Bank One Trust Company, N.A., as Trustee (relating to Saks Incorporated's outstanding $141,557,000 of 9 7/8% Notes due 2011 and Saks Incorporated's new 9 7/8% Notes due
            2011 issued hereunder) (incorporated by reference from Exhibit 4.1 to the Current Report on
            Form 8-K of Saks Incorporated, dated as of October 11, 2001)

    4.2     Registration Rights Agreement dated as of October 4, 2001, among Saks Incorporated, certain
            Subsidiaries of the Registrant named therein, Salomon Smith Barney, Inc., Banc of America
            Securities LLC, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., First Union
            Securities, Inc. and Fleet Securities, Inc. (incorporated by reference from Exhibit 4.4 to the
            Current Report on Form 8-K of Saks Incorporated, dated as of October 11, 2001)

    4.3     Form of 9 7/8% Note Due 2011 (included in Exhibit 4.1)

    5.1     Opinion of Charles J. Hansen

     12     Statement of the Computation of the Ratio of Earnings to Fixed Charges

   21.1     Subsidiaries of Saks Incorporated (incorporated by reference from Exhibit 21.1 to the Annual
            Report on Form 10-K of Saks Incorporated for the fiscal year ended February 3, 2001)

   23.1     Consent of Charles J. Hansen (included in Exhibit 5.1)

   23.2     Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants

   24.1     Power of Attorney for the Directors and Officers of Saks Incorporated (included on page II-3 hereof)

   24.2     Powers of Attorney for the Directors and Officers of the Subsidiary Guarantors

Exhibit No.                                     Description of Exhibit
-----------                                     ----------------------

   25.1     Statement of Eligibility of Trustee on Form T-1

     99     Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange
            Offer

Item 22.  Undertakings

A.  Subsequent Documents Incorporated By Reference

   The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Indemnification of Officers, Directors and Controlling Persons

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.  Information Requests

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 3, 2001.

                                          SAKS INCORPORATED

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                                 Senior Vice President and
                                                    Assistant Secretary

   KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Saks Incorporated hereby severally constitute Douglas E. Coltharp, Charles J. Hansen and Scott A. Honnold, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Saks Incorporated to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 28, 2001:

          Name                                     Title
          ----                                     -----

   /S/ R. BRAD MARTIN     Chairman of the Board and Chief Executive Officer
-------------------------   (Principal Executive Officer)
     R. Brad Martin

   /S/ RONALD DE WAAL     Vice Chairman of the Board
-------------------------
     Ronald de Waal

 /S/ DOUGLAS E. COLTHARP  Executive Vice President and Chief Financial Officer
-------------------------   (Principal Financial Officer)
   Douglas E. Coltharp

  /S/ DONALD E. WRIGHT    Executive Vice President of Finance and Chief Accounting
-------------------------   Officer (Principal Accounting Officer)
    Donald E. Wright

/S/  BERNARD E. BERNSTEIN Director
-------------------------
  Bernard E. Bernstein

------------------------- Director
  Stanton J. Bluestone

 /S/ JOHN W. BURDEN, III  Director
-------------------------
   John W. Burden, III

------------------------- President and Chief Administrative Officer and Director
     James A. Coggin

           Name                                     Title
           ----                                     -----
-------------------------- Director
     Julius W. Erving

-------------------------- Director
     Michael S. Gross

    /S/ DONALD E. HESS     Director
--------------------------
      Donald E. Hess

    /S/ G. DAVID HURD      Director
--------------------------
      G. David Hurd

   /S/ GEORGE L. JONES     President and Chief Executive Officer of Saks Department
--------------------------   Store Group and Director
     George L. Jones

-------------------------- Director
     Philip B. Miller

    /S/ C. WARREN NEEL     Director
--------------------------
      C. Warren Neel

  /S/ STEPHEN I. SADOVE    Director
--------------------------
    Stephen I. Sadove

-------------------------- Director
   Marguerite W. Sallee

/S/ CHRISTOPHER J. STADLER Director
--------------------------
  Christopher J. Stadler

-------------------------- Director
     Gerald Tsai, Jr.

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          CARSON PIRIE HOLDINGS, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *                      President and Director
 ------------------------------------------   (Principal Executive Officer)
              Brian J. Martin

                     *                      Executive Vice President
 ------------------------------------------   (Principal Financial Officer)
            Douglas E. Coltharp

                     *                      Senior Vice President
 ------------------------------------------   (Principal Accounting Officer)
              Donald E. Wright

                     *                      Director
 ------------------------------------------
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          HERBERGER'S DEPARTMENT STORES, LLC

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Governors
             Brian J. Martin                (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp              (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright               (Principal Accounting Officer)

                    *
------------------------------------------ Member of the Board of Governors
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          JACKSON LEASING, LLC

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Managers
             Brian J. Martin                (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp              (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright               (Principal Accounting Officer)

                    *
------------------------------------------ Member of the Board of Managers
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          MCRAE'S OF ALABAMA, INC.

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                 Title
                   ----                                 -----

                    *
------------------------------------------ President and Director
             Brian J. Martin                (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp              (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright               (Principal Accounting Officer)

                    *
------------------------------------------ Director
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          MCRAE'S STORES PARTNERSHIP

                                          By its General Partners:

                                          McRae's, Inc.

                                          By:      /s/  CHARLES J. HANSEN
                                             -----------------------------------
                                                     Charles J. Hansen
                                                   Senior Vice President

                                          Parisian, Inc.
                                          By:      /s/  CHARLES J. HANSEN
                                             -----------------------------------
                                                     Charles J. Hansen
                                                   Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          MCRAE'S STORES SERVICES, INC.

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                 Title
                   ----                                 -----

                    *
------------------------------------------ President and Director
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Director
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          MCRAE'S INC.

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                 Title
                   ----                                 -----

                    *
------------------------------------------ President and Director
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Director
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          MCRIL, LLC

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Managers
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Director
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          NEW YORK CITY SAKS, LLC

                                                   /s/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Managers
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Member of the Board of Managers
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          PARISIAN, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          PMIN GENERAL PARTNERSHIP

                                          By its Managing Partner:

                                          Parisian, Inc.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                                   Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS & COMPANY

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS DIRECT, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:


                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS DISTRIBUTION CENTERS, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:


                      Name                                 Title
                      ----                                 -----

                       *
   ------------------------------------------ President and Director
                Brian J. Martin                (Principal Executive Officer)

                       *
   ------------------------------------------ Executive Vice President
              Douglas E. Coltharp              (Principal Financial Officer)

                       *
   ------------------------------------------ Senior Vice President
                Donald E. Wright               (Principal Accounting Officer)

                       *
   ------------------------------------------ Director
                James A. Coggin

              /S/ CHARLES J. HANSEN
   *By: -------------------------------------
               Charles J. Hansen
                Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS FIFTH AVENUE DISTRIBUTION COMPANY

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                      Name                                 Title
                      ----                                 -----

                       *
   ------------------------------------------ President and Director
                Brian J. Martin                (Principal Executive Officer)

                       *
   ------------------------------------------ Executive Vice President
              Douglas E. Coltharp              (Principal Financial Officer)

                       *
   ------------------------------------------ Senior Vice President
                Donald E. Wright               (Principal Accounting Officer)

                       *
   ------------------------------------------ Director
                James A. Coggin

              /S/ CHARLES J. HANSEN
   *By: -------------------------------------
               Charles J. Hansen
                Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of
Alabama, on December    , 2001.

                                          SAKS FIFTH AVENUE OF TEXAS, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:


                      Name                                 Title
                      ----                                 -----

                       *
   ------------------------------------------ President and Director
                Brian J. Martin                (Principal Executive Officer)

                       *
   ------------------------------------------ Executive Vice President
              Douglas E. Coltharp              (Principal Financial Officer)

                       *
   ------------------------------------------ Senior Vice President
                Donald E. Wright               (Principal Accounting Officer)

                       *
   ------------------------------------------ Director
                James A. Coggin

              /S/ CHARLES J. HANSEN
   *By: -------------------------------------
               Charles J. Hansen
                Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS FIFTH AVENUE TEXAS, L.P.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:


                      Name                                 Title
                      ----                                 -----

                       *
   ------------------------------------------ President and Director
                Brian J. Martin                (Principal Executive Officer)

                       *
   ------------------------------------------ Executive Vice President
              Douglas E. Coltharp              (Principal Financial Officer)

                       *
   ------------------------------------------ Senior Vice President
                Donald E. Wright               (Principal Accounting Officer)

              /S/ CHARLES J. HANSEN
   *By: -------------------------------------
               Charles J. Hansen
                Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS FIFTH AVENUE, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                      Name                                 Title
                      ----                                 -----

                       *
   ------------------------------------------ President and Director
                Brian J. Martin                (Principal Executive Officer)

                       *
   ------------------------------------------ Executive Vice President
              Douglas E. Coltharp              (Principal Financial Officer)

                       *
   ------------------------------------------ Senior Vice President
                Donald E. Wright               (Principal Accounting Officer)

                       *
   ------------------------------------------ Director
                James A. Coggin

              /S/ CHARLES J. HANSEN
   *By: -------------------------------------
               Charles J. Hansen
                Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          saksfifthavenue.com, inc.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                      Name                                 Title
                      ----                                 -----

                       *
   ------------------------------------------ President and Director
                Brian J. Martin                (Principal Executive Officer)

                       *
   ------------------------------------------ Executive Vice President
              Douglas E. Coltharp              (Principal Financial Officer)

                       *
   ------------------------------------------ Senior Vice President
                Donald E. Wright               (Principal Accounting Officer)

                       *
   ------------------------------------------ Director
                James A. Coggin

              /S/ CHARLES J. HANSEN
   *By: -------------------------------------
               Charles J. Hansen
                Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS HOLDINGS, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS SHIPPING COMPANY, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SAKS WHOLESALERS, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SCCA STORE HOLDINGS, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                             Title
                   ----                                             -----

                    *
------------------------------------------ President and Director
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
                                             (Principal Accounting Officer and Principal Accounting
             Donald E. Wright                Officer)

                    *
------------------------------------------ Director
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SCCA, LLC

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Managers
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Member of the Board of Managers
            Charles J. Hansen

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                         SCIL, LLC

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Managers
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Member of the Board of Managers
            Charles J. Hansen

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          SFAILA, LLC

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                   Name                                        Title
                   ----                                        -----

                    *
------------------------------------------ President and Member of the Board of Managers
             Brian J. Martin                 (Principal Executive Officer)

                    *
------------------------------------------ Executive Vice President
           Douglas E. Coltharp               (Principal Financial Officer)

                    *
------------------------------------------ Senior Vice President
             Donald E. Wright                (Principal Accounting Officer)

                    *
------------------------------------------ Member of the Board of Managers
             James A. Coggin

           /S/ CHARLES J. HANSEN
*By: -------------------------------------
            Charles J. Hansen
             Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 13, 2001.

                                          TEX SFA, INC.

                                                   /S/ CHARLES J. HANSEN
                                             -----------------------------------
                                          By:
                                                     Charles J. Hansen
                                             Senior Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                    Name                                 Title
                    ----                                 -----

                     *
 ------------------------------------------ President and Director
              Brian J. Martin                 (Principal Executive Officer)

                     *
 ------------------------------------------ Executive Vice President
            Douglas E. Coltharp               (Principal Financial Officer)

                     *
 ------------------------------------------ Senior Vice President
              Donald E. Wright                (Principal Accounting Officer)

                     *
 ------------------------------------------ Director
              James A. Coggin

            /S/ CHARLES J. HANSEN
 *By: -------------------------------------
             Charles J. Hansen
              Attorney-in-Fact